UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: November 15, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 15, 2006, AmerUs Group Co. (“Company”) adopted an amendment and restatement of its Incentive Deferral Plan (formerly known as the AmerUs Group Co. MIP Deferral Plan) (“Deferral Plan”). Under the Deferral Plan, Company officers may defer all or a portion of their annual incentive payments and receive a Company matching amount. Following the end of a restricted period participants receive their deferral and matching amount. Prior to the amendment and restatement of the Deferral Plan, participant deferrals and Company matching amounts were invested in Company common stock units that were payable in stock following the end of the restricted period. The Deferral Plan was amended and restated to, among other things, (1) remove the Company common stock basis and provide for other investment alternatives, (2) expand eligibility to other employees of the Company’s subsidiaries, (3) clarify vesting rules in the event of certain terminations of employment, (4) comply with Section 409A of the Internal Revenue Code and (5) provide for other administrative changes. The foregoing summary of the Deferral Plan is qualified in its entirety by the Deferral Plan which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.
Item 9.01 (d) Exhibits.

10.1	Incentive Deferral Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

By:	/s/ Christopher J. Littlefield
Christopher J. Littlefield
Executive Vice President, and General Counsel

Dated: November 15, 2006

Exhibits

Exhibit No.	Description

10.1	Incentive Deferral Plan